                                                                   EXHIBIT 21

                     SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 1995, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:

     The Arnold Engineering Co.
     (an Illinois corporation)..............................100% stock interest

     Cannon-Muskegon Corporation
     (a Michigan corporation)...............................100% stock interest

     Metalac S.A. Industria e Comercio
     (a Brazilian corporation)...............................95% stock interest
                                               (99.6% voting, 91.4% non-voting)

     National-Arnold Magnetics Company
     (a California partnership)........................50% partnership interest

     Unbrako K.K.
     (a Japanese corporation)...............................100% stock interest

     Precision Fasteners Limited
     (an Indian corporation)..............................22.05% stock interest

     SPS International Investment Company
     (a Delaware corporation)...............................100% stock interest

     S.P.S. International Limited
     (an Irish corporation).................................100% stock interest

     SPS Technologies Limited
     (a United Kingdom corporation).........................100% stock interest

     Standco Canada, Ltd.
     (a Canadian corporation)...............................100% stock interest

     Unbrako Mexicana, S.A. de C.V.
     (a Mexican corporation)................................100% stock interest

     Unbrako Pty. Limited
     (an Australian corporation)............................100% stock interest

     Unbrako Schrauben, GmbH
     (a German corporation).................................100% stock interest



The Company files consolidated financial statements which include the above subsidiaries, except for Precision Fasteners Limited and National-Arnold Magnetics Company, as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Exchange Act, as amended.